SECOND AMENDMENT
Richard A. Robert
Page 4 of 4




            SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


      This  Second  Amendment  to  Employment  Agreement  ("Third

Amendment")  is  dated  March 18, 1998, and  is  by  and  between

Midcoast Energy Resources, Inc. (the "Employer" or the "Company")

and Richard A. Robert (the "Employee").


                  W  I  T  N  E  S  S  E  T  H:


      WHEREAS,  the  Employer and the Employee  entered  into  an

Employment Agreement (the "Agreement"), effective April 30,  1994

("Effective  Date"),  as  amended by that  certain  Amendment  to

Employment   Agreement,  dated  April   8,   1996   (the   "First

Amendment")(the  Agreement and First Amendment  shall  be  herein jointly referred to as the "Agreement as Amended"); and

      WHEREAS, Employer and Employee agree that it is in both  of their  best  interests to amend Section 4,  Term  of  Employment,

Section  5(A),  Base  Salary, Section 5(C), Other  Benefits,  and

Section 6(A)(v), Termination of Employment, and add Section 5(F),

Automobile  Allowance, Section 5(G), Executive Benefits,  Section

9, Accelerated Vesting of Stock Options, Section 10, Covenant Not

To Compete, and Section 11, Solicitation of Customers.

      NOW,  THEREFORE,  in consideration of  the  foregoing,  the

Employer and the Employee agree as follows:


1. Section 4, Term of Employment, shall be deleted from the Agreement as Amended and replaced with the following:

          Employee's term of employment shall commence on the Effective Date of the Agreement and shall terminate on the seventh (7th) anniversary of such date, unless earlier terminated in accordance with
          Section 6, Termination of Employment.



2.   Section  5  (A),  Base  Salary, shall be  deleted  from  the
     Agreement as Amended and replaced with the following:

          "A.   Base  Salary.   For all services  rendered  under
          this Agreement as Amended, beginning January 1, 1998, the Employer agrees to pay the Employee during the Employment Period an annual minimum salary ("Salary") in the amount of ONE HUNDRED TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00) per year, payable in equal semi-monthly installments of FIVE THOUSAND TWO HUNDRED EIGHT AND 33/100 DOLLARS ($5,208.33) each, or the equivalent amount payable on any other periodic basis consistent with the Employer's payroll procedures (but no less frequently than monthly). Employer shall make appropriate deductions from Employee's Salary for customary withholding taxes and other employment taxes as required for salaried compensation under Federal, State or Local laws. The foregoing is Employee's minimum Salary and may be adjusted upward from time to time by Employer's Board of Director's Compensation Committee. Employee's Salary shall be in addition to any bonuses (in cash or stock), which shall be given from time to time at the discretion of the President."



3. Section 5(C), Other Benefits, shall be amended by adding the following:

          C. Other Benefits. Employee shall be entitled to vacation pay in accordance with Employer's written corporate policy and to additional paid or unpaid vacation as approved by the President. Such vacation shall be on a calendar year basis. Effective January 1, 1998, Employee shall be entitled to four (4) weeks vacation pay. In addition, Employee shall be entitled to such holidays and sick leave as well as other benefits, including fringe benefits, provided other employees of Employer and other benefits as may be agreed to by the parties.



4. Section 6, Termination of Employment, subsection (A)(v) shall be amended by adding the following:

          (v) This Agreement as Amended may be terminated at Employee's option upon a Change of Control of Company. As used herein, "Change of Control" means (i) the sale of all or substantially all of the assets of Company to a person (other than a wholly-owned subsidiary of Company) or related group (as that term is used in
          Section  13(d)(3)  of the Securities  Exchange  Act  of
          1934) of persons (other than a wholly-owned subsidiary of Company) as an entirety or substantially as an entirety in one transaction or series of related transactions, (ii) the first day on which a majority of the members of the board of directors of Company are not continuing Directors (i.e., any member of the board of directors who is a member of the board of directors on the date hereof or who was nominated for election to the board of directors with the affirmative vote of 2/3 of the continuing Directors who are members of the board of directors at the time of such nomination or elections), (iii) the acquisition by any person or group (as so defined) or persons (other than a wholly-owned subsidiary of Company) of more than twenty-five percent (25%) of the total voting power entitled to vote generally in the election of the directors, managers or trustees of Company, (iv) the liquidation or dissolution of Company, or (v) either Dan Tutcher or I.J. Berthelot, II are not the acting president and/or chief executive officer of Employer.


5.   The following is added to the Agreement as Amended:

          Section 5: Compensation, Subsection F. Automobile Allowance. Effective January 1, 1998, Employee shall, in lieu of being furnished with a Company automobile, receive a monthly automobile allowance of FIVE HUNDRED AND NO/100 DOLLARS ($500.00).

          Section 5: Compensation, Subsection G. Executive Benefits. The Employee shall receive benefits similar to those provided other employees in similar executive level positions who from time to time may be employed by Employer.

          Section 9: Accelerated Vesting of Stock Options. All of the stock options previously or hereinafter granted to the Employee under any and all agreements with Employer shall become immediately exercisable and vested (i) should the Employer discharge Employee, or
          (ii) upon termination of this Agreement as Amended, as long as such vesting is allowable under the Employer's stock option plan pursuant to which Employee received such options.

          Section 10: Covenant Not To Compete. For a period of twenty-four (24) months from the date of any termination of Employee's employment with the Employer, Employee shall not (i) accept employment with or render any services to or form an association with any business directly competitive with the Employer in the areas where it is doing business, or (ii) employ or offer to employ, in a professional capacity in any business directly competitive with the Employer, in the areas where it is doing business, anyone who is or has been a director, office, shareholder, or employee of the Employer. Employee acknowledges that the restrictions imposed by this agreement are fully understood and will not preclude Employee from becoming gainfully employed following a termination of employment with the Employer.

          Section 11: Solicitation of Customers. Unless waived in writing by Employer, Employee further agrees that he will not, directly or indirectly, during the course of employment and for two (2) years thereafter upon termination of this employment contract either voluntarily or involuntarily, or for any reason whatsoever, solicit the trade or patronage of any of Employer's existing customers or prospective customers with whom Employer is negotiating, on the date of termination, regardless of the location of such customers or prospective customers of the Employer throughout the United States with respect to any technologies, services, product, trade secret, or other matters in which the Employer is active.


6. All other provisions of the Agreement as Amended shall remain in full force and effect and shall not be affected by this Second Amendment.

IN  WITNESS HEREOF, the parties hereto have executed this  Second
Amendment, as of the date first written above.


EMPLOYER:                               EMPLOYEE:

MIDCOAST ENERGY RESOURCES, INC.


By:                              ________________________________
_____________________________
     Dan C. Tutcher, President                    Richard A.
Robert


D:\ck96gc\408.doc